                                                                    Exhibit 3.19

                         AGREEMENT BETWEEN PARTNERS OF

                                  WKRN, G.P.

          THIS AGREEMENT BETWEEN PARTNERS is made as of the 1st day of July, 1999 (the "Agreement"), by and between Young Broadcasting of Nashville, Inc., a Delaware corporation ("Nashville") and YBT, INC., a Delaware corporation ("YBT") (collectively the "Partners" and individually a "Partner").

          WHEREAS, the Partners have unanimously agreed to convert WKRN, L.P., a limited partnership (the "Old Partnership") formed under the Delaware Uniform Partnership Act (the "Act"), of which Nashville was the sole General Partner and YBT was the sole Limited Partner, into a general partnership (the "Partnership"), as permitted under Section 17-219 of the Delaware Uniform Limited Partnership Act, and have filed a Withdrawal of Limited Partnership in the state of Delaware on June 30, 1999.

          WHEREAS, the Partners desire to continue to carry on the current business of the Old Partnership and desire to set forth their rights, obligations and duties with respect to the Partnership.

          NOW, THEREFORE, the parties agree as follows:

                                  Article I.

                                   FORMATION

          1.1  Formation.  Nashville caused the Old Partnership to be formed as
               ---------
a limited partnership under the laws of the State of Delaware on December 29, 1989 and caused the Old Partnership to be converted to a general partnership as of June 30, 1999.

          1.2  Prevailing Agreement. This Agreement shall prevail over anything
               --------------------
to the contrary in the Agreement of Limited Partnership, which is attached hereto as Schedule I (the"Predecessor Agreement").

          1.3  Name.  The name of the Partnership shall be "WKRN, G.P.", which
               ----
name may be changed as agreed by the Partners.

          1.4  Place of Business.  The principal office and place of business of
               -----------------
the Partnership shall be located at 599 Lexington Avenue, New York, New York 10022 or at such additional offices within or without the State of New York as may be agreed upon by the Partners.
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                                  Article II.

                                  DEFINITIONS

          For purposes of and under this Agreement, the following terms shall have the respective meanings set forth below.

          2.1  Affiliate: A Person who (a) directly or indirectly through one or
               ---------
more intermediaries, controls, is controlled by or is under common control with, the specified Person, (b) is an officer, director, partner or employee of the specified Person; or (c) is an entity in which the specified Person serves as officer, director, partner or employee.

          2.2  Agreement:  This Agreement Between Partners, as it may be amended
               ---------
from time to time.

          2.3  Available Cash: The cash funds of the Partnership on hand from
               --------------
time to time (other than cash funds obtained as Capital Contributions or cash funds obtained from loans to the Partnership ) after (i) payment of all operating expenses of the Partnership as of such time, (ii) provision for payment of all outstanding and unpaid current obligations of the Partnership as of such time, (iii) provision for a reasonable working capital reserve (including payment of anticipated capital expenditures) and (iv) provision for a reasonable reserve for claims against and debts and other obligations of the Partnership , the amounts of all of which shall be determined by the Managing Partner.

          2.4  Bankrupt Partner: As defined in Section 7.4 hereof.
               ----------------

          2.5  Bankruptcy:  For purposes of this Agreement, the institution of
               ----------
any proceeding by or against a referenced Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in this Section 2.5.

          2.6  Capital Account:  The account maintained by the Partnership for
               ---------------
each Partner as provided in Section 4.1 of this  Agreement;

          2.7  Capital Contribution:  The total amount of property (including
               --------------------
money) contributed by each Partner to the Partnership pursuant to the terms of this Agreement and the Predecessor Agreement (less any indebtedness to which any such property is subject or which is assumed by the Partnership in connection with the contribution of such property) and the Capital Contributions made by any predecessor holder(s) of the interest to which such capital account relates. The term shall also include any promissory note(s) contributed to the Partnership, as may be agreed by the Partners.

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          2.8   Change:  As defined in Section 12.3 hereof.
                ------

          2.9   Code:  The Internal Revenue Code of 1986, as amended.  All
                ----
references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

          2.10  Consent: The consent, approval, ratification or adoption by a
                -------
Person of any action, determination or decision. The Consent of the Partners shall mean and require the Consent of Partners owning 100% of the Partnership Interests.

          2.11  Contract: Any contract, lease, license, easement, servitude,
                --------
right-of-way, mortgage, security interest, bond, note or other agreement or instrument which creates legally enforceable rights or obligations.

          2.12  Credit Agreement:  The Amended and Restated Credit Agreement,
                ----------------
dated as of November 25, 1997, among YBI, the Lenders named therein, and Bankers Trust Company, as Administrative Agent and Issuing Bank as the same may be amended from time-to-time.

          2.13  Debt Covenant: Any provision of any Contract to which the
                -------------
Partnership is a party, or by which its assets are bound, which imposes one or more restrictions on the financial activities or transactions of the Partnership, including, but not limited to, the disbursement or other transfer of money or property to any Partner or an Affiliate of any Partner.

          2.14  FCC:  The Federal Communications Commission or any successor
                ---
thereof.

          2.15  Fiscal Year:  The tax year of the Partnership which shall be the
                -----------
calendar year.

          2.16  Indentures:  Indentures (a) among YBI, each of the subsidiaries
                ----------
of YBI named as guarantors thereunder, and State Street Bank and Trust Company, as trustee, dated as of (i) November 14, 1994; (ii) June 1, 1995 and (iii) January 1, 1996 and (b) among YBI, each of the subsidiaries of YBI named as guarantors thereunder, and First Union Bank, as trustee.

          2.17  Initial Capital Contribution:  With respect to any Partner, the
                ----------------------------
amount of cash contributed by such Partner to the capital of the Partnership pursuant to Section 5.01 of the Predecessor Agreement.

          2.18  Interest:  The ownership interest of the Partners in the
                --------
Partnership at any particular time including the right of such Partner to any and all benefits to which such a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

          2.19  Lenders:  The Lenders as defined in the Credit Agreement.
                -------

          2.20  Liquidator:  The Managing Partner or, if there is none at the
                ----------
time in question, such other Person who may be appointed in accordance with applicable law, who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Partnership upon its dissolution.

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          2.21  Managing Partner:  Young Broadcasting of Nashville, Inc., a
                ----------------
Delaware corporation, and any and all other Persons who become successor Managing Partners in accordance with the provisions of this Agreement.

          2.22  Notice:  A writing containing the information required by this
                ------
Agreement to be communicated to a Person and personally delivered or telecopied to such Person or sent by a nationally recognized overnight carrier or by registered or certified mail, postage prepaid, return receipt requested, to such Person at the last known address of such Person as shown on the books of the Partnership, the date of personal delivery, telecopy, written acknowledgment of receipt, registry or certification, as the case may be, being deemed the date of such Notice; provided, however, that any written communication containing
                --------  -------
such information actually received by a Person shall constitute Notice for all purposes of this Agreement. Any such writing sent by registered or certified mail shall be deemed delivered five (5) days after mailing irrespective of the date actually received.

          2.23  Partner(s):  Young Broadcasting of Nashville, Inc. and YBT, Inc.
                ----------

          2.24  Partnership:  The Agreement between Partners of WKRN, G.P.
                -----------
referred to herein, as said general partnership may from time to time be amended.

          2.25  Partnership Interest: The entire ownership interest of a Partner
                --------------------
in the Partnership at any particular time, expressed as a percentage, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement and under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and the Act.

          2.26  Person:  Any individual, partnership, corporation, trust or
                ------
other entity.

          2.27  Securities Act:  The Securities Act of 1933, as amended, and all
                --------------
rules, rulings and regulations thereunder.

          2.28  Substitute Partner:  Any Person admitted to the Partnership as a
                ------------------
Partner pursuant to Section 7.3 hereof.

          2.29  Successor Partnership:  A partnership which shall continue the
                ---------------------
business of the Partnership following its dissolution and reconstitution in accordance with the provisions of Article IX.

          2.30  Treasury Regulations: The regulations promulgated by the
                --------------------
Internal Revenue Service under the Code, as the same from time to time may be amended.

          2.31  Trustees:  The named trustees under the Indentures.
                --------

          2.32  YBI:  Young Broadcasting Inc., a Delaware corporation.
                ---

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                                 Article III.

                          PURPOSES OF THE PARTNERSHIP

          3.1  Purpose.   The purpose of the partnership is (a) to own, operate
               -------
and hold for capital appreciation the assets used in the operation of the broadcast television station WKRN-TV, Nashville, Tennessee (the "Station"); (b) to grant to the Managing Partner the right to manage and operate the Station (it being acknowledged that the Partnership shall have ultimate control and responsibility for determining Station programming and financing policies and the particular employees to be involved in the operation of the Station); (c) to guaranty indebtedness and grant security interests in the assets of the Partnership with respect to indebtedness owed by either Partner or YBI to the Lenders under the Credit Agreement or otherwise; and (d) subject to the Credit Agreement and to the Indentures, to engage in any other lawful business as agreed to by the Partners.

                                  Article IV.

                         CAPITAL AND CAPITAL ACCOUNTS

          4.1  Capital Account.  An individual capital account (the "Capital
               ---------------
Account") shall be established and maintained on behalf of each Partner in accordance with federal income tax accounting principles and Treasury Regulation
Section 1.704-1(b).

          4.2  Consent.  Except as may be determined by the Managing Partner and
               -------
approved by the Consent of all Partners, no Partner shall be required to make any Capital Contributions to the Partnership. The Capital Account of any Partner that makes a Capital Contribution shall be credited for the amount of such Capital Contribution, but no such Partner shall receive an increased Partnership Interest in the Partnership for making any Capital Contribution unless consented to by all Partners.

          4.3  No Interest.  No interest shall be paid on any Capital
               -----------
Contribution or on a Partner's balance in its Capital Account.

          4.4  Loans.  Loans or services by any Partner to the Partnership shall
               -----
not be considered contributions to the capital of the Partnership.

          4.5  No Withdrawal.  No Partner shall have the right to withdraw its
               -------------
Capital Contribution or to demand and receive property of the Partnership or any distribution in return for its Capital Contribution, except as may be specifically provided in this Agreement or required by law.

          4.6  Revaluation of Partnership.  The Partnership shall increase or
               --------------------------
decrease the Capital Accounts of all Partners to reflect a revaluation of Partnership assets in accordance with, and upon the happening of such events as described in, Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

                                  Article V.

                         ALLOCATIONS AND DISTRIBUTIONS

     5.1  Allocation of Net Profits or Net Losses.

          (a) Except as otherwise expressly provided in this Article V, and subject to the provisions of Section 704(c) of the Code, Net Profits or Net Losses of the Partnership shall be allocated to the Partners pro rata in
                                                                  --- ----
     accordance with their respective Partnership Interests.

          (b) No allocation of Net Losses or other item of loss or deduction shall be made to a Partner if it is determined that such allocation will cause the Partner's Capital Account to have a deficit balance in excess of any amount such Partner is obligated to restore within the meaning of Treasury Regulations Sections 1.704-l(b) and 1.704-2, after taking into account the adjustments described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     5.2  Distributions.  Subject to any Debt Covenant(s) to which the
          -------------
Partnership at the time may be bound, the Partnership may distribute to Partners, in proportion to their respective Partnership Interests, all or any portion of its Available Cash at such times and in such amounts as shall be determined by the Managing Partner.



                                  Article VI.

                                  MANAGEMENT

     6.1  Conduct of Partnership Business. Each of the Partners shall have a
          -------------------------------
voice in the management and conduct of the Partnership business in proportion to its interest in the Partnership; provided, however, that the Managing Partner,
                                 --------  -------
shall manage the day-to-day affairs of the Partnership. The Managing Partner shall not be personally liable to the Partnership for any act or omission performed or omitted by it so long as in so acting or omitting to act it is not guilty of fraud, bad faith or gross negligence. The Partners need not devote full time and attention to the Partnership business. The Partners shall receive no compensation for duties carried out for the Partnership.

     6.2  Limitations on Partners. The Partners and their respective Affiliates
          -----------------------
shall not have any authority or be entitled:

          (a) to perform any act in violation of any applicable law or regulation thereunder, including applicable Federal and state securities laws;

          (b) to perform any act in violation of this Agreement or, to the extent applicable, the Credit Agreement or the Indentures;

          (c) to perform any other act expressly requiring the consent of the other Partners under this Agreement, the Lenders under the Credit Agreement or the FCC without first obtaining such consent.

     6.3  Business with Affiliates.  The Managing Partner may cause the
          ------------------------
Partnership to transact business with itself or any of its Affiliates for goods or services reasonably required in the conduct of the Partnership's business.

     6.4  Other Activities. The Partners and Affiliates may engage in or possess
          ----------------
an interest in other business ventures of every nature and description for their own account, independently or with others, including, without limitation, interest in other broadcast television stations, whether or not such other operations shall be in competition with any activities of the Partnership; and neither the Partnership nor any of the other Partners shall have any right by virtue of this Agreement in and to such independent venture or to the income or profits derived therefrom

     6.5  Operating Agreement. The Partnership has entered into an agreement
          -------------------
with the Managing Partner (the "Operating Agreement") pursuant to which the Managing Partner has been granted the right to manage and operate the Station for a fee determined by the Partners; provided, that the Partnership shall at all times have ultimate control and responsibility for determining Station programming and financing policies and the particular employees to be involved in the operation of the Station.

     6.6  Liability for Acts and Omissions.

          (a) None of the Partners shall be liable, responsible or accountable in damages or otherwise to any of the other Partners for any act or omission performed or omitted in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority granted by this Agreement and in the best interests of the Partnership, but shall be so liable, responsible or accountable for fraud, gross negligence, willful misconduct or any material breach of its fiduciary duty with respect to such acts or omissions. Nothing in this subsection shall in any way be deemed to affect any liability the Managing Partner may have to the Partnership or the other Partners arising out of the Operating Agreement or the operation of the Station pursuant thereto.

          (b) Unless otherwise specifically and expressly limited in the context, any reference herein to a decision, determination, act, action, exercise of any right, power or privilege, or other procedure by the Managing Partner shall mean and refer to such decision, determination, act, action, exercise or other procedure by the Managing Partner in its sole and absolute discretion.

     6.7  Expenses.  The Partners acknowledge and agree that the Managing
          --------
Partner shall bear all expenses relating in any way to the operation of the Station by the Managing Partner pursuant to the Operating Agreement (it being understood that the operation of the Station by the Managing Partner will be undertaken as a party to the Operating Agreement) and that the only incidental expense of a limited nature relating to its ownership and maintenance of assets and taxes (if any) imposed directly upon it. The Managing Partner agrees to bear all accounting expenses related to the Partnership.

                                 Article VII.

                            WITHDRAWAL OF PARTNERS

     7.1  No Unpermitted Transfers. None of the Partners may sell, assign
          ------------------------
transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber its Interest in the Partnership or any part thereof except as permitted in this
Article VII, and any such transaction in violation of this Article VII shall be null and void.

     7.2  Assignment of Interest by Partner.

          (a) A Partner may assign its Interest in the Partnership, in whole or in part, by an executed and acknowledged written instrument only if all of the following conditions are satisfied:

               (i) the assignor and assignee file with the Partnership and deliver to each of the other Partners a notice of transfer;

               (ii) each of the other Partners shall have consented to the assignment, which consent may be granted or withheld in its sole and absolute discretion; and

               (iii) the Lenders shall have consented to the assignment, which consent may be granted or withheld in their sole discretion.

          (b) Any such assignment shall be recognized by the Partnership only as effective on the first day of the calendar month following receipt by the Partnership of such notice of the proposed assignment.

          (c) If an assignee of a Partner does not become a Substitute Partner pursuant to Section 7.3, the Partnership shall not recognize the assignment, and the assignee shall not have any rights to acquire any information on account of the Partnership's business, inspect the Partnership's books or vote on Partnership matters.

     7.3  Substitute Partner.  An assignee of any Interest pursuant to Section
          ------------------
7.2 shall have the right to become a Substitute Partner in place of its assignor only if all of the following conditions are satisfied:

          (a) the fully executed and acknowledged written instrument of assignment which has been filed with the Partnership and delivered to each of the other Partners sets forth a statement of the intention of the assignor that the assignee become a Substitute Partner in its place;

          (b)  the assignee shall have executed and adopted this Agreement;

          (c) all reasonable costs of transfer shall have been paid to the Partnership;

          (d) each of the other Partners shall have consented to the substitution, which consent may be granted or withheld in its sole discretion; and

          (e) the Lenders shall have consented to the substitution, which consent may be granted or withheld in their sole discretion.

     7.4 Upon the Bankruptcy, dissolution or other cessation of the existence of any Partner (the "Bankrupt Partner"), the authorized representative of the Bankrupt Partner shall have all the rights of a Partner for the purpose of effecting the orderly winding up and disposition of its business and such power as such entity possessed to designate a successor as an assignee of its Interest and to join with such assignee in making application to substitute such assignee as a Partner.

                                 Article VIII.

                                  DISSOLUTION

     8.1  Continuation.  The Partnership shall continue until December 31, 2025
          ------------
unless earlier dissolved by (a) unanimous agreement of the Partners or (b) operation of law. Upon such dissolution, the affairs of the Partnership shall be liquidated forthwith. The assets of the Partnership shall first be used to pay or provide for all debts of the Partnership. Thereafter, all moneys in the income accounts of the Partners shall be paid to the Partners respectively entitled thereto. Then the remaining assets shall be divided according to the proportionate interests of the Partners on the basis of their respective capital accounts as they stood upon the date of such dissolution, after crediting or debiting thereto the net profit or net loss accrued or incurred, as the case may be, from the date of the last accounting to the date of dissolution.

     8.2  Asset Ownership.  Upon dissolution, any assets, including but not
          ---------------
limited to interests in real property, which cannot be so divided, shall be owned by the Partners or their respective legal representatives as tenants in common, as the situation may require.

     8.3  Liquidation of Partnership Assets.

          (a) Distribution in final liquidation of the Partnership shall be made to Partners with positive Capital Account balances in proportion to such balances until such balances are reduced to zero.

          (b) Notwithstanding anything to the contrary contained in this Agreement, if upon final liquidation of the Partnership, any Partner has a negative balance in its Capital Account, it shall contribute to the Partnership the amount of such negative balance for payment to creditors of the partnership or to a Partner with a positive Capital Account balance. All amounts required to be restored hereunder, or under applicable law (such as amounts required to be paid by the Managing Partner to creditors of the Partnership), shall be paid by the end of the Partnership's Fiscal Year in which the liquidation occurs (or, if later, within 90 days after the date of such liquidation).

                                  Article IX.

                                RECONSTITUTION

     9.1  Reconstitution.  Notwithstanding any dissolution of the Partnership
          --------------
under Section 8.1, the business of the Partnership shall be continued and the Partnership property and the Partnership assets shall not be liquidated, provided the Partnership is reconstituted as set forth herein.

          (a) If the Partnership is dissolved and no Managing Partner is then serving in accordance with the provisions of Article VI, a successor Person may be admitted as Managing Partner within 90 days after a dissolution, effective as of the date of dissolution, as the Managing Partner shall determine with the consent of other Partners and the Lenders and upon the satisfaction of the terms and conditions set forth in Section 8.1; provided, that if any successor Person chosen by the remaining Partners is
     --------  ----
     not acceptable to the Lenders or if the remaining Partners do not propose a successor Person to be the Managing Partner, the Lenders shall have the right to propose a Person to be the successor Managing Partner, and the admission of any such Person as the Managing Partner shall automatically be deemed consented to by the remaining Partner. Upon the admission of such Person as a successor Managing Partner, without any further consent or approval of any other Person, the Partnership shall. be reconstituted as a Successor Partnership.

          (b) If the Partnership is dissolved and one or more Managing Partners are then serving in accordance with the provisions of Article VI, the other Partners may either consent to the continuation of the business of the Partnership, the Successor Partnership as reconstituted with the Managing Partners then serving, or may admit, in addition or in lieu thereof and with the unanimous consent of the Partners and the consent of the Lenders, another Person as Managing Partner in accordance with the terms and conditions set forth in Section 7.3.

     9.2  Continuation of Business:  The Successor Partnership shall continue
          -------------------------
the business of the Partnership with Partnership property. The Partnership Interests of the Partners in the Successor Partnership shall be in proportion to their respective Interests in the dissolved Partnership. Such Successor Partnership shall be governed by the terms and provisions of this Agreement and references in this Agreement to the Partnership or to the Partners or their rights and obligations shall be understood to mean such Successor Partnership and the Partners thereof and their rights and obligations.

                                  Article X.

                            ACCOUNTING AND REPORTS

     10.1 Books and Records.  The Managing Partner shall maintain at the office
          -----------------
of the Partnership full and accurate books of the Partnership showing the names and addresses of the Partners, all receipts and expenditures, assets and liabilities, profits and losses, and all other books, records and information required by the Act or necessary for recording the Partnership's business and affairs. The Partnership's books and records shall be maintained in accordance with the accrual method of accounting. All Partners and their fully authorized representatives shall have the right to inspect and copy during reasonable business hours and at their expense any and all of the Partnership's books and records, including books and records necessary to enable a Partner to defend any tax audit or related proceeding.

     10.2 Annual Tax Returns.  The Managing Partner is hereby designated the Tax
          ------------------
Matters Partner for Federal income tax purposes and is authorized to take all necessary action to qualify as such. The Managing Partner shall cause to prepare to be prepared all tax returns required of the Partnership.

     10.3 Reports to Partners.  As soon as practicable after the end of each
          -------------------
Fiscal Year, the Managing Partner shall furnish (or cause to be furnished to) the Partners (with copies to the Lenders) of all tax returns.

     10.4 Partnership Funds.  The Managing Partner shall have fiduciary
          -----------------
responsibility for the safekeeping and use of all funds and assets of the Partnership and the Managing Partner shall not employ such funds in any manner except for the benefit of the Partnership. All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the Managing Partner shall determine.

                                  Article XI.

                            AMENDMENTS AND MEETINGS

     11.1 Amendment Procedure.  The amendment procedure is as follows:
          -------------------

          (a) Amendments to this Agreement may be proposed by any Partner; and

          (b) A proposed amendment will be adopted and effective only if it receives the consent of all of the Partners and the Lenders; provided, that
                                                                  --------  ----
     a proposed amendment for ministerial, administrative or corrective purposes may be adopted by the Managing Partner and become effective without the consent of the other Partners or the Lenders; and provided further, that
                                                       -------- -------  ----
     copies of al amendments shall be submitted to the Lenders, and if required by applicable rules and regulations, to the FCC.

                                 Article XII.

                        PARTNERS POWERS AND LIMITATIONS

     12.1 Checks.  All checks, orders or withdrawals on any bank or depository
          ------
in which the Partnership shall have an account shall be signed by the Managing Partner.

     12.2 Prohibitions.  No Partner may, without the approval of the Partnership
          ------------
as set forth in Section 6.1, hereof:

          (a) Borrow money in the firm name for firm purposes or utilize collateral owned by the Partnership as security for such loans;

          (b) Assign, transfer, pledge, compromise or release any of the claims of or debts due the Partnership except upon payment in full, or arbitrate or consent to the arbitration of any of the disputes or controversies of the Partnership;

          (c) Make, execute or deliver any assignment for the benefit of creditors or any bond, confession of judgment, chattel mortgage, deed, guarantee, indemnity bond, surety bond, or contract to sell or contract of sale of all or substantially all of the property of the Partnership;

          (d) Lease or mortgage any Partnership real estate or any interest therein or enter into any contract for any such purpose;

          (e) Pledge or hypothecate or in any manner transfer his interest in the Partnership, except to another party to this Agreement;

          (f) Become a surety, guarantor, or accommodation Party to any obligation.

     12.3 FCC Compliance.  The Partners acknowledge that in connection with any
          --------------
change in the Partners of the Partnership, a dissolution of the Partnership under the Act, a termination of the Partnership upon a dissolution under the Act, or a reconstitution of the Partnership pursuant to Article IX (each of the same together being referred to herein as a "Change"), FCC approval or consent may be required prior to the Change, or a filing with the FCC may be required before or after the Change. The Partners, therefore, agree that in connection with any Change, all applicable rules and regulations of the FCC shall be complied with and all consents or approvals of the FCC shall be obtained and all filings made and if a Change shall not become effective until such consent or approval is obtained.

                                 Article XIII.

                                 MISCELLANEOUS

     13.1  Title to Partnership Property. All property owned by the Partnership,
           -----------------------------
whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more Persons.

     13.2  Validity.  Each provision of this Agreement shall be considered
           --------
separate and, if for any reasons any provision(s) which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not impair the operation of or affect those provisions of this Agreement which are otherwise valid.

     13.3  Applicable Law. This Agreement, and the application or interpretation
           --------------
thereof, shall be governed exclusively by its terms and by the laws of the State of New York, including the conflicts of law provisions thereof.

     13.4  Binding Agreement.  This Agreement and all terms, provisions and
           -----------------
conditions hereof shall inure to the benefit of the parties hereto and, except as otherwise provided herein, to their respective heirs, executors, personal representatives, successors and lawful assigns.

     13.5  Waiver of Action for Partition.  Each of the parties hereto
           ------------------------------
irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

     13.6  Headings.  All section headings in this Agreement are for convenience
           --------
of reference only and are not intended to qualify the meaning of any section.

     13.7  Terminology.  All personal pronouns used in this Agreement, whether
           -----------
used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa, as the context may require.

     13.8  Counterparts. This Agreement may be executed in several counterparts,
           ------------
and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

     13.9  Entire Agreement.  This Agreement contains the entire understanding
           ----------------
among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein.

     13.10 Arbitration.  Any dispute, controversy or claim arising out of or in
           -----------
connection with or relating to this Agreement or any breach or alleged breach hereof, shall be determined and settled by arbitration in the City of New York pursuant to the rules then in effect of the American Arbitration Association. The expense of the arbitration shall be borne by the parties to the arbitration, provided that each party shall bear and pay for the cost of its own experts, witnesses, evidence, counsel and other costs in connection with the preparation and presentation of its case.

      IN WITNESS WHEREOF, the parties hereto have executed this Partnership Agreement the day and year first above written.

                     YOUNG BROADCASTING OF NASHVILLE, INC.

                              /s/ James A. Morgan
                         By:____________________________

                                James A. Morgan,

                           Executive Vice President

                         YBT, INC.

                             /s/ Vincent Young
                         By:____________________________

                            Vincent Young, Chairman

                                                                     SCHEDULE II



Young Broadcasting of Nashville, Inc.         90%
YBT, Inc.                                     10%